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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fluor Corporation 1999 Executive Performance Incentive Plan of our report dated November 19, 1999, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1999 filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Orange County, California
March 14, 2000